 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2014

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35882 (Commission File Number)	43-2099257 (IRS Employer Identification Number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On October 6, 2014, the board of directors of Blackhawk Network Holdings, Inc. (the “Company”) increased the authorized size of the board of directors from nine to ten members and appointed Richard H. Bard and Jane J. Thompson as directors. Mr. Bard will serve as a Class III director with a term expiring at the 2016 annual meeting of stockholders. Ms. Thompson will serve as a Class I director with a term expiring at the 2017 annual meeting of stockholders.

The board of directors has determined that Mr. Bard and Ms. Thompson are “independent” under the rules of The Nasdaq Stock Market and other governing laws and applicable regulations.

The board of directors accepted the resignation of Douglas J. Mackenzie as a member of the Audit Committee of the board of directors, effective October 6, 2014, and appointed Mr. Bard, as a member of the Audit Committee to replace Mr. Mackenzie on that same date. Mr. Mackenzie remains a member of the board of directors, a member of the Conflicts Committee and a member of the Nominating and Corporate Governance Committee.

Each of Mr. Bard and Ms. Thompson will participate in the Company’s non-employee director compensation program, pursuant to which they will receive annual cash and equity compensation, subject to their continued service on the board of directors. The foregoing description is qualified in its entirety by the terms of the Company’s non-employee director compensation program, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2013 as Exhibit 10.26 to the Company’s Registration Statement on Form S-1.

Mr. Bard and Ms. Thompson also will enter into the Company’s standard form indemnification agreement, which provides for the indemnification of directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Company’s agents. The foregoing description is qualified in its entirety by the terms of the indemnification agreement, the form of which was filed with the SEC on March 18, 2013 as Exhibit 10.28 to the Company’s Registration Statement on Form S-1.

Item 8.01.    Other Events.

On October 7, 2014, the Company, Parago, Inc., a Delaware corporation (“Parago”), BH Monarch Merger Sub, Inc., a Delaware corporation, and TH Lee Putnam Ventures, L.P., a Delaware limited partnership, solely in its capacity as a representative of the stockholders of Parago (“Seller Representative”) entered into the First Amendment to Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement.

The Company amended the Merger Agreement principally to make certain technical changes, including without limitation: (i) the Exchange Agent’s process for distributing Letters of Transmittal to the Stockholders and payment of the Merger Consideration following the Effective Time and (ii) the process of disbursing Escrow Account proceeds (if any) in the future (A) to the Exchange Agent (instead of the Seller Representative) for payment to the Stockholders and (B) to the Surviving Corporation (instead of the Seller Representative) for payment to the In-The-Money Option Holders, following any required tax withholdings thereon.

The foregoing description is qualified in its entirety by the terms of the Merger Agreement, which is attached to this report as Exhibit 2.1, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger by and among Blackhawk Network Holdings, Inc., Parago, Inc., BH Monarch Merger Sub, Inc., and TH Lee Putnam Ventures, L.P., dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2014    BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ David E. Durant
Name:	David E. Durant
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger by and among Blackhawk Network Holdings, Inc., Parago, Inc., BH Monarch Merger Sub, Inc., and TH Lee Putnam Ventures, L.P., dated October 7, 2014.